Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA, DENVER,
SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

June 5, 2009

Clean Energy Fuels Corp.

3020 Old Ranch Parkway, Suite 400

Seal Beach, California  90740

Re:                               Clean Energy Fuels Corp. 2006 Equity Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Clean Energy Fuels Corp. (the “Company”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 1,500,000 shares (the “Shares”) of your common stock, $0.0001 par value (the “Common Shares”), which will be issuable under the Clean Energy Fuels Corp. 2006 Equity Incentive Plan, as amended and restated (the “Plan”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan, will be validly issued, fully paid and non-assessable Common Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP